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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the registration statement of IAT Multimedia, Inc. and Subsidiaries on Form S-4 of our report dated March 25, 1999, on our audits of the consolidated financial statements and financial statement schedule of IAT Multimedia, Inc. and Subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996. We also consent to the reference to our Firm under the caption "Experts".


                                                 ROTHSTEIN, KASS & COMPANY, P.C.


Roseland, New Jersey
December 1, 1999